Viad Corp 2015 Third Quarter Earnings Better than Guidance

Marketing & Events Group Remains Strong, with U.S. Base Same-Show Revenue up 4.7%

PHOENIX, Oct. 29, 2015 /PRNewswire/ -- Viad Corp (NYSE: VVI) today announced 2015 third quarter results that were better than guidance, driven by continued strength in its Marketing & Events Group. The expected year-over-year decrease in total revenue and income was driven by the timing of non-annual events and unfavorable exchange rate variances.

	Q3 2015	Q3 2014	Change
	$ in millions, except per share data
Revenue	$ 255.9	$ 299.8	-14.6%
Organic Revenue(1)	258.4	297.9	-13.2%

Segment Operating Income	$ 14.6	$ 33.0	-55.9%
Adjusted Segment Operating Income(1)	14.8	33.1	-55.2%
Adjusted Segment EBITDA(1)	24.0	40.9	-41.5%

Income from Continuing Operations	$ 7.4	$ 30.8	-76.0%
Income Before Other Items(1)	7.8	22.3	-64.9%

Income from Continuing Operations per Diluted Share	$ 0.37	$ 1.53	-75.8%
Income Before Other Items per Diluted Share(1)	0.39	1.11	-64.9%

(1)	Reconciliations of non-GAAP financial measures to GAAP financial measures are presented in Table Two of this press release.
  Revenue for the third quarter of 2015 decreased 14.6% ($43.9 million) year-over-year, or 13.2% ($39.4 million) on an organic basis (which excludes the impact of acquisitions and exchange rate variances).
    Acquisitions contributed $10.0 million in revenue.
    Exchange rate variances had an unfavorable impact on revenue of $12.5 million.
    The timing of non-annual events, or show rotation, resulted in a revenue decline of approximately $53 million, which was partially offset by growth in the underlying business.
  The decreases in segment operating income, segment EBITDA, income from continuing operations and income before other items primarily reflect negative show rotation in M&E.

Steve Moster, president and chief executive officer, said, "Our Marketing & Events Group continues to deliver better than expected performance. As a result, our income per share before other items came in above our prior guidance for the quarter."

M&E (or GES) Results

Moster said, "GES delivered better results in the third quarter than we had previously anticipated. We continued to see stronger same-show growth, short-term bookings and sales to corporate clients. Our acquisitions of onPeak, Blitz and N200 are performing well and we continue to have success cross-selling these new services into our client base. We expect strong execution and favorable industry conditions to continue, resulting in meaningful year-over-year growth during the fourth quarter."

	Q3 2015	Q3 2014	Change
	$ in millions
Revenue	$ 188.9	$ 226.7	-16.7%
U.S. Organic Revenue(1)	143.5	168.1	-14.6%
International Organic Revenue(1)	43.9	62.3	-29.5%

Segment Operating Income (Loss)	$ (14.8)	$ 2.4	**
Adjusted Segment Operating Income (Loss)(1)	(14.5)	2.4	**
Adjusted Segment Operating Margin(1)	-7.7%	1.1%	-880 bps

Adjusted Segment EBITDA(1)	$ (8.0)	$ 7.3	**
Adjusted Segment EBITDA Margin(1)	-4.2%	3.2%	-740 bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(2)			4.7%
U.S. Show Rotation Revenue Change(3)			$(36) approx.
International Show Rotation Revenue Change(3)			$(17) approx.

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Table Two of this press release.

(2)

Base same-shows are defined as shows produced by GES out of the same city during the same quarter in both the current year and prior year.  Base same-shows represented 44.5% of GES' U.S. organic revenue during the 2015 third quarter.

(3)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.

**	Change is greater than +/- 100 basis points.
  Total M&E revenue decreased 16.7% ($37.8 million) year-over-year.  On an organic basis (which excludes the impact of acquisitions and unfavorable exchange rate variances), the decrease was 18.5% ($41.7 million).
    U.S. organic revenue decreased 14.6% ($24.6 million) driven by negative show rotation revenue of approximately $36 million, partially offset by base same-show revenue growth of 4.7%, new business wins and increased sales to corporate clients.
    International organic revenue decreased 29.5% ($18.4 million) driven primarily by negative show rotation revenue of approximately $17 million, as well as non-recurring revenue from certain events that took place during the 2014 quarter.
  Total M&E segment operating results decreased $17.2 million, or $14.9 million on an organic basis.
    U.S. organic segment operating results decreased $8.9 million, primarily reflecting lower revenue.
    International organic segment operating results decreased $6.0 million, primarily reflecting lower revenue.
  The acquisitions of Blitz (September 2014), onPeak (October 2014) and N200 (November 2014) contributed revenue of $10.0 million, adjusted segment operating loss of $2.2 million and adjusted segment EBITDA of $0.2 million during the 2015 third quarter.  During the 2014 third quarter, Blitz contributed revenue of $1.9 million, adjusted segment operating income of $0.5 million and adjusted segment EBITDA of $0.6 million.

T&R Results

Moster said, "T&R delivered revenue growth of 3.1 percent with a $2.9 million increase in segment operating income, when adjusting for unfavorable currency translation. This growth would have been stronger had it not been such a severe year for forest fire activity that affected visitation in our markets."

	Q3 2015	Q3 2014	Change
	$ in millions
Revenue	$ 67.1	$ 73.1	-8.3%
Organic Revenue(1)	75.4	73.1	3.1%

Segment Operating Income	$ 29.4	$ 30.6	-4.2%
Segment Operating Margin	43.8%	41.9%	190 bps

Adjusted Segment EBITDA(1)	$ 31.9	$ 33.6	-4.9%
Adjusted Segment EBITDA Margin(1)	47.6%	45.9%	170 bps

Key Performance Indicators:
Same-Store RevPAR(2)	$161	$158	1.9%
Same-Store Room Nights Available(2)	88,664	89,547	-1.0%
Same-Store Passengers(3)	822,480	833,515	-1.3%
Same-Store Revenue per Passenger(3)	$30	$27	11.1%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Table Two of this press release.

(2)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable T&R properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those owned by Viad for the entirety of both periods.

(3)

Same-store revenue per passenger is calculated as total attractions revenue divided by the total number of passengers for all comparable T&R attractions, expressed on a constant currency basis.  Comparable attractions are defined as those owned by Viad for the entirety of both periods.

  T&R revenue decreased 8.3% ($6.1 million) year-over-year due to unfavorable exchange rate variances.  On an organic basis (which excludes the impact of unfavorable exchange rate variances), revenue increased 3.1% ($2.3 million) driven primarily by higher revenue from attractions.
  T&R segment operating income decreased $1.3 million.  Excluding unfavorable exchange rate variances, it increased $2.9 million primarily reflecting strong flow-through on attractions revenue growth.

Cash Flow / Capital Structure

  Cash generated from operations was $38.3 million in the 2015 third quarter.
  Capital expenditures for the quarter totaled $5.9 million, comprising $2.8 million for M&E, $3.0 million for T&R and $0.1 million for Viad's corporate office.
  Return of capital during the quarter totaled $2.0 million (which represented dividends of $0.10 per share).  Viad had 440,540 shares remaining under its current repurchase authorization at September 30, 2015.
  Debt payments (net) totaled $15.9 million during the quarter.
  Cash and cash equivalents were $75.3 million, debt was $116.9 million and the debt-to-capital ratio was 25.2% at September 30, 2015.

Business Outlook

Guidance provided by Viad is subject to change as a variety of factors can affect actual results. Those factors are identified in the safe harbor language at the end of this press release.

2015 Full Year Guidance

  Consolidated revenue is expected to be comparable to 2014 full year revenue, despite negative show rotation of approximately $70 million and unfavorable currency translation of approximately $40 million.
  Consolidated adjusted segment EBITDA(1) is expected to be in the range of $87.5 million to $90.5 million, as compared to $91.3 million in 2014.
  The outlook for Viad's business units is as follows:
	M&E	T&R
$ in millions
Revenue	Up low-single digits from 2014 ($944.5)	Down mid-single digits from 2014 ($120.5)
Adjusted Segment EBITDA(1)	$53 to $55 (vs. $54.9 in 2014)	$34 to $36 (vs. $36.4 in 2014)
Depreciation & Amortization	$27 to $28	Approximately $8
Adjusted Operating Income(1)	$25.5 to $28 (vs. $32.5 in 2014)	$26 to $28 (vs. $28.1 in 2014)
Adjusted Operating Margin(1)	2.6% to 2.9%	Comparable to 2014 (23.3%)
Capital Expenditures	$15 to $17	$18 to $20

(1) See Table Two of this press release for discussion of these non-GAAP measures.

    M&E show rotation is expected to have a net negative impact on full year revenue of approximately $70 million versus 2014.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.
	Q1 Actual	Q2 Actual	Q3 Actual	Q4 Est.	FY Est.
Show Rotation Revenue (in millions)	$(40)	$14	$(53)	$10	$(70)
    M&E U.S. base same-show revenue is expected to increase at a mid-single digit rate.
    The M&E acquisitions of onPeak, Blitz and N200 are expected to provide approximately $63 million to $65 million in revenue (up $46 million to $48 million from 2014) and adjusted segment EBITDA of $17 million to $18 million (up $13.5 million to $14.5 million from 2014).  Integration costs, which are not included in adjusted segment EBITDA, are expected to approximate $1.2 million.
  Exchange rates are assumed to approximate $0.75 U.S. Dollars per Canadian Dollar and $1.54 U.S. Dollars per British Pound during the remainder of 2015.  Exchange rate variances are expected to impact 2015 results as follows:
	Viad Total	M&E	T&R
$ in millions, except per share amounts
Revenue	$ (40)	$ (26)	$ (14)
Adjusted Segment Operating Income(1)	$ (6)	$ (1)	$ (5)
Income per Share Before Other Items(1)	$(0.21)

(1) See Table Two of this press release for discussion of these non-GAAP measures.

  Corporate activities expense is expected to be in the range of $9 million to $10 million (including shareholder nomination and settlement agreement costs and acquisition transaction-related costs that were incurred during the first nine months).
  Interest expense is expected to increase versus 2014 by approximately $0.08 per share due to increased debt resulting from acquisitions completed during the second half of 2014.
  The effective tax rate on income before other items is assumed to approximate 32%.

2015 Fourth Quarter Guidance

		2015 Guidance
	2014	Low End	High End		FX Impact(2)
	$ in millions, except per share amounts
Revenue:
M&E	$213.4	$ 230	to	$ 240	$ (5)
T&R	9.8	7	to	9	(1)
Adjusted Segment Operating Income (Loss)(1):
M&E	$ 2.9	$ 5.5	to	$ 8.0	$ (0.4)
T&R	(2.8)	(4.8)	to	(2.8)	0.3

Income per Share Before Other Items(1)	$(0.18)	$(0.08)	to	$0.00	$0.00

(1)	See Table Two of this press release for discussion of these non-GAAP measures.

(2)	FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.
  M&E revenue and operating income are expected to increase primarily as a result of positive show rotation, underlying event growth and new business wins, partially offset by unfavorable exchange rate variances.  Additionally, the 2014 acquisitions of onPeak, Blitz and N200 are expected to contribute approximately $17 million to $19 million in revenue and $1.5 million to $2.0 million in adjusted segment operating income.  During the 2014 quarter, the acquisitions contributed revenue of $14.8 million and adjusted segment operating income of $0.2 million.
  T&R revenue is expected to decline as a result of unfavorable exchange rate variances and the closure of the Banff Gondola in mid-October for the planned renovation of its upper terminal.  The Gondola is expected to re-open in May 2016, ahead of the peak season.

Conference Call and Web Cast

Viad Corp will hold a conference call with investors and analysts for a review of third quarter 2015 results on Thursday, October 29, 2015 at 4:30 p.m. (ET). To join the live conference, call (800) 857-4380, passcode "Viad," or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at (866) 479-2462 (no passcode required) or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie Long
Viad Corp
(602) 207-2681
IR@viad.com

VIAD CORP AND SUBSIDIARIES
TABLE ONE - QUARTERLY RESULTS
(UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Revenue:
Marketing & Events Group:
U.S.	$ 148,314	$ 168,058	$ (19,744)	-11.7%	$ 550,006	$ 558,292	$ (8,286)	-1.5%
International	44,870	64,199	(19,329)	-30.1%	195,829	186,296	9,533	5.1%
Intersegment eliminations	(4,321)	(5,595)	1,274	22.8%	(13,475)	(13,517)	42	0.3%
Total Marketing & Events Group	188,863	226,662	(37,799)	-16.7%	732,360	731,071	1,289	0.2%
Travel & Recreation Group	67,083	73,140	(6,057)	-8.3%	105,017	110,763	(5,746)	-5.2%
Total revenue	$ 255,946	$ 299,802	$ (43,856)	-14.6%	$ 837,377	$ 841,834	$ (4,457)	-0.5%

Segment operating income (loss):
Marketing & Events Group:
U.S.	$ (9,039)	$ 1,069	$ (10,108)	**	$ 12,572	$ 22,044	$ (9,472)	-43.0%
International	(5,751)	1,297	(7,048)	**	6,405	7,512	(1,107)	-14.7%
Total Marketing & Events Group	(14,790)	2,366	(17,156)	**	18,977	29,556	(10,579)	-35.8%
Travel & Recreation Group	29,361	30,648	(1,287)	-4.2%	30,755	30,955	(200)	-0.6%
Segment operating income	14,571	33,014	(18,443)	-55.9%	49,732	60,511	(10,779)	-17.8%
Corporate activities (Note A)	(1,354)	(3,468)	2,114	61.0%	(6,147)	(7,498)	1,351	18.0%
Restructuring charges	(257)	(238)	(19)	-8.0%	(1,542)	(1,814)	272	15.0%
Impairment charges (Note B)	-	-	-	**	-	(884)	884	**
Net interest expense (Note C)	(1,133)	(381)	(752)	**	(2,881)	(869)	(2,012)	**
Income from continuing operations before
income taxes	11,827	28,927	(17,100)	-59.1%	39,162	49,446	(10,284)	-20.8%
Income tax (expense) benefit (Note D)	(3,746)	2,623	(6,369)	**	(10,851)	(870)	(9,981)	**
Income from continuing operations	8,081	31,550	(23,469)	-74.4%	28,311	48,576	(20,265)	-41.7%
Income (loss) from discontinued operations (Note E)	(163)	(979)	816	83.4%	(233)	13,023	(13,256)	**
Net income	7,918	30,571	(22,653)	-74.1%	28,078	61,599	(33,521)	-54.4%
Net income attributable to noncontrolling interest	(688)	(951)	263	27.7%	(515)	(3,355)	2,840	84.6%
Net income attributable to Viad	$ 7,230	$ 29,620	$ (22,390)	-75.6%	$ 27,563	$ 58,244	$ (30,681)	-52.7%

Amounts Attributable to Viad Common Stockholders:
Income from continuing operations	$ 7,393	$ 30,756	$ (23,363)	-76.0%	$ 27,796	$ 48,046	$ (20,250)	-42.1%
Income (loss) from discontinued operations	(163)	(1,136)	973	85.7%	(233)	10,198	(10,431)	**
Net income	$ 7,230	$ 29,620	$ (22,390)	-75.6%	$ 27,563	$ 58,244	$ (30,681)	-52.7%

Diluted income per common share:
Income from continuing operations
attributable to Viad common shareholders	$ 0.37	$ 1.53	$ (1.16)	-75.8%	$ 1.38	$ 2.38	$ (1.00)	-42.0%
Income (loss) from discontinued operations
attributable to Viad common shareholders	(0.01)	(0.05)	0.04	80.0%	(0.01)	0.50	(0.51)	**
Net income attributable to Viad common
shareholders	$ 0.36	$ 1.48	$ (1.12)	-75.7%	$ 1.37	$ 2.88	$ (1.51)	-52.4%

Basic income per common share:
Income from continuing operations
attributable to Viad common shareholders	$ 0.37	$ 1.53	$ (1.16)	-75.8%	$ 1.38	$ 2.38	$ (1.00)	-42.0%
Income (loss) from discontinued operations
attributable to Viad common shareholders	(0.01)	(0.05)	0.04	80.0%	(0.01)	0.50	(0.51)	**
Net income attributable to Viad common
shareholders (Note F)	$ 0.36	$ 1.48	$ (1.12)	-75.7%	$ 1.37	$ 2.88	$ (1.51)	-52.4%

Common shares treated as outstanding for
Income (loss) per share calculations:
Weighted-average outstanding common shares	19,831	19,679	152	0.8%	19,782	19,832	(50)	-0.3%

Weighted-average outstanding and potentially
dilutive common shares	19,974	19,954	20	0.1%	19,946	20,174	(228)	-1.1%

** Change is greater than +/- 100 percent
Note - Certain amounts above may not foot due to rounding.

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY RESULTS
(UNAUDITED)

(A)

Corporate Activities -- The decrease in corporate activities expense for the nine months ended September 30, 2015 was primarily related to consulting and other transaction-related costs associated with acquisitions incurred primarily during the third quarter of 2014, offset in part by costs related to a shareholder nomination and settlement agreement during 2015.

(B)

Impairment Charges -- During the nine months ended September 30, 2014, Viad recorded impairment charges of $0.9 million ($0.5 million after-tax) related to the write-off of certain assets in the Marketing & Events International segment.

(C)

Net Interest Expense -- The increase in net interest expense for the nine months ended September 30, 2015 was primarily related to higher outstanding debt balances resulting from acquisitions completed during the second half of 2014.

(D)

Income Taxes -- The nine months ended September 30, 2015 included a $1.6 million non-cash tax benefit related to deferred taxes associated with certain foreign intangibles.  This resulted in a $0.07 per share tax benefit.

The relatively low effective tax rates for the three and nine months ended September 30, 2014 was primarily due to the release of the valuation allowance related to foreign tax credits and certain adjustments to deferred tax assets. During the third quarter of 2014, it was determined that certain deferred tax assets associated with foreign tax credits, for which a valuation allowance had previously been established, once again met the "more-likely-than-not" test in the accounting standards regarding the realization of those assets. Accordingly, the Company recorded a tax benefit of $10.1 million to income tax expense.  This resulted in a $0.50 per share tax benefit.

(E)

Income (Loss) from Discontinued Operations -- On December 31, 2013, Glacier Park's concession contract with the Park Service to operate lodging, tour and transportation, and other hospitality services for Glacier National Park expired. Upon completion of the contract term, Viad received cash payments in January 2014 totaling $25.0 million for the Company's possessory interest. This resulted in a pre-tax gain of $21.5 million and an after-tax gain of $12.6 million which was recorded as income from discontinued operations. The loss from discontinued operations for the three months ended September 30, 2014 included income of $0.7 million, net of tax, related to the gain on sale of personal property at Glacier Park, which was more than offset by the allocation of taxes to the possessory interest gain.

For the nine months ended September 30, 2014, Viad also recorded a loss from discontinued operations of approximately $0.3 million, net of tax, due to additional reserves related to certain liabilities associated with previously sold operations.

(F)	Income per Common Share -- Following is a reconciliation of net income attributable to Viad to net income allocated to Viad common shareholders:

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change

Net income attributable to Viad	$ 7,230	$ 29,620	$ (22,390)	-75.6%	$ 27,563	$ 58,244	$ (30,681)	-52.7%
Less: Allocation to nonvested shares	(100)	(538)	438	81.4%	(402)	(1,098)	696	63.4%
Net income allocated to Viad common
shareholders	$ 7,130	$ 29,082	$ (21,952)	-75.5%	$ 27,161	$ 57,146	$ (29,985)	-52.5%

Weighted-average outstanding common shares	19,831	19,679	152	0.8%	19,782	19,832	(50)	-0.3%

Basic income per common share attributable
to Viad common shareholders	$ 0.36	$ 1.48	$ (1.12)	-75.7%	$ 1.37	$ 2.88	$ (1.51)	-52.4%

** Change is greater than +/- 100 percent
Note - Certain amounts above may not foot due to rounding.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP MEASURES (NOTE A)
(UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
(in thousands)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Income before other items:
Income from continuing operations attributable to Viad	$ 7,393	$ 30,756	$ (23,363)	-76.0%	$ 27,796	$ 48,046	$ (20,250)	-42.1%
Restructuring charges, net of tax	128	148	(20)	13.5%	980	1,134	(154)	13.6%
Acquisition-related costs and other non-recurring expenses, net of tax (B)	297	1,477	(1,180)	79.9%	1,845	1,602	243	-15.2%
Impairment charges, net of tax	-	-	-	**	-	549	(549)	**
Favorable tax matters	-	(10,089)	10,089	**	(1,563)	(12,624)	11,061	-87.6%
Income before other items	$ 7,818	$ 22,292	$ (14,474)	-64.9%	$ 29,058	$ 38,707	$ (9,649)	-24.9%

(per diluted share)
Income before other items:
Income from continuing operations attributable to Viad	$ 0.37	$ 1.53	$ (1.16)	-75.8%	$ 1.38	$ 2.38	$ (1.00)	-42.0%
Restructuring charges, net of tax	0.01	0.01	-	0.0%	0.05	0.06	(0.01)	16.7%
Acquisition-related costs and other non-recurring expenses, net of tax (B)	0.01	0.07	(0.06)	85.7%	0.09	0.07	0.02	-28.6%
Impairment charges, net of tax	-	-	-	**	-	0.03	(0.03)	**
Favorable tax matters	-	(0.50)	0.50	**	(0.07)	(0.63)	0.56	-88.9%
Income before other items	$ 0.39	$ 1.11	$ (0.72)	-64.9%	$ 1.45	$ 1.91	$ (0.46)	-24.1%

(in thousands)
Adjusted EBITDA:
Net income attributable to Viad	$ 7,230	$ 29,620	$ (22,390)	-75.6%	$ 27,563	$ 58,244	$ (30,681)	-52.7%
(Income) loss from discontinued operations	163	1,136	(973)	85.7%	233	(10,198)	10,431	**
Impairment charges	-	-	-	**	-	884	(884)	**
Interest expense	1,226	489	737	**	3,532	1,161	2,371	**
Income tax expense	3,386	(3,168)	6,554	**	10,611	439	10,172	**
Depreciation and amortization	9,043	7,780	1,263	-16.2%	26,680	21,559	5,121	-23.8%
Adjusted EBITDA	$ 21,048	$ 35,857	$ (14,809)	-41.3%	$ 68,619	$ 72,089	$ (3,470)	-4.8%

Additional Prior Year Non-GAAP Measures:	2014
(per diluted share)	Q1	Q2	Q3	Q4	Full Year
Income (loss) before other items:
Income (loss) from continuing operations attributable to Viad	$ 0.46	$ 0.39	$ 1.53	$ (0.37)	$ 2.02
Restructuring charges, net of tax	-	0.04	0.01	-	0.05
Acquisition-related costs and other non-recurring expenses, net of tax (B)	-	0.01	0.07	0.16	0.24
Impairment charges, net of tax	-	0.03	-	-	0.03
Tax matters	(0.10)	(0.02)	(0.50)	0.03	(0.59)
Income (loss) before other items	$ 0.36	$ 0.45	$ 1.11	$ (0.18)	$ 1.75

	2014 Fourth Quarter				2014 Full Year
(in thousands)	M&E	T&R	Viad Total		M&E	T&R	Viad Total
Adjusted Segment Operating Income, EBITDA and EBITDA Margin:
Revenue	$ 213,398	$ 9,756	$ 223,154		$ 944,468	$ 120,519	$ 1,064,987
Segment operating income (loss)	2,183	(2,827)	(644)		31,739	28,127	59,866
Integration costs	723	-	723		782	-	782
Adjusted segment operating income (loss)	2,906	(2,827)	79		32,521	28,127	60,648
Segment depreciation	5,306	1,623	6,929		20,024	7,866	27,890
Segment amortization	1,851	111	1,962		2,353	366	2,719
Adjusted segment EBITDA	$ 10,063	$ (1,093)	$ 8,970		$ 54,898	$ 36,359	$ 91,257
Adjusted segment EBITDA margin	4.7%	-11.2%	4.0%		5.8%	30.2%	8.6%

** Change is greater than +/- 100 percent
Note - Certain amounts above may not foot due to rounding.

(A)

Income before other items, Adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

Forward−Looking Non−GAAP Financial Measures
The Company has also provided the following forward−looking non−GAAP financial measures: Adjusted Segment EBITDA (formerly referred to as "Segment EBITDA") Adjusted Segment EBITDA Margin, Adjusted Segment Operating Income, Adjusted Segment Operating Margin and Income Before Other Items.  The Company does not provide reconciliations of these forward−looking non−GAAP financial measures to the most directly comparable GAAP financial measures because, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible, not all of the information necessary for quantitative reconciliations of these forward−looking non−GAAP financial measures to the most directly comparable GAAP financial measures are available to the Company without unreasonable efforts.  Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors.  It is probable that the forward−looking non−GAAP financial measures provided without the directly comparable GAAP financial measures may be materially different from the corresponding non−GAAP financial measures.

(B)

Acquisition-related costs and other non-recurring expenses include: acquisition integration costs (included in segment operating income); acquisition transaction-related costs (included in corporate activities expense), costs related to a shareholder nomination and settlement agreement (included in corporate activities expense) and CEO transition costs (included in Q4 2014 corporate activities expense).

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP MEASURES
(UNAUDITED)

Organic - The term "organic" is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates.  Management believes that the presentation of "organic" results permits investors to better understand Viad's performance without the effects of exchange rate variances or acquisitions.

Adjusted segment operating income (loss) and Adjusted Segment EBITDA - Adjusted segment operating income (loss) is calculated as segment operating income (loss) excluding acquisition integration costs, if any.  Adjusted segment EBITDA is calculated as adjusted segment operating income (loss) plus depreciation and amortization.  Adjusted Segment Operating Income and Adjusted Segment EBITDA are supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. Management believes  these measures are useful information to investors regarding Viad's results of operations for trending, analyzing and benchmarking the performance and value of Viad's business.  Management also believes that the presentation of adjusted segment EBITDA for acquisitions enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended September 30, 2015				Three months ended September 30, 2014
(in thousands)	As Reported	Acquisitions(A)	FX Impact	Organic	As Reported	Acquisitions(A)	Organic

Viad Consolidated:
Revenue	$ 255,946	$ 10,010	$ (12,507)	$ 258,443	$ 299,802	$ 1,932	$ 297,870

Segment operating income (loss)	$ 14,571	(2,475)	(3,531)	20,577	33,014	470	32,544
Integration costs	247	247	-	-	59	59	-
Adjusted segment operating income (loss)	14,818	(2,228)	(3,531)	20,577	33,073	529	32,544
Segment depreciation	7,434	821	(438)	7,051	7,660	84	7,576
Segment amortization	1,702	1,558	(12)	156	190	-	190
Adjusted Segment EBITDA	$ 23,954	$ 151	$ (3,981)	$ 27,784	$ 40,923	$ 613	$ 40,310

Adjusted segment operating margin	5.8%	-22.3%	28.2%	8.0%	11.0%	27.4%	10.9%
Adjusted segment EBITDA margin	9.4%	1.5%	31.8%	10.8%	13.7%	31.7%	13.5%

Marketing & Events Group:
Revenue	$ 188,863	$ 10,010	$ (4,200)	$ 183,053	$ 226,662	$ 1,932	$ 224,730

Segment operating income (loss)	(14,790)	(2,475)	639	(12,954)	2,366	470	1,896
Integration costs	247	247	-	-	59	59	-
Adjusted segment operating income (loss)	(14,543)	(2,228)	639	(12,954)	2,425	529	1,896
Depreciation	4,941	821	(100)	4,220	4,807	84	4,723
Amortization	1,625	1,558	(4)	71	104	-	104
Adjusted Segment EBITDA	$ (7,977)	$ 151	$ 535	$ (8,663)	$ 7,336	$ 613	$ 6,723

Adjusted segment operating margin	-7.7%	-22.3%	-15.2%	-7.1%	1.1%	27.4%	0.8%
Adjusted segment EBITDA margin	-4.2%	1.5%	-12.7%	-4.7%	3.2%	31.7%	3.0%

Marketing & Events Group - U.S.:
Revenue	$ 148,314	$ 4,827	$ -	$ 143,487	$ 168,058	$ -	$ 168,058

Segment operating income (loss)	(9,039)	(1,220)	-	(7,819)	1,069	-	1,069
Integration costs	88	88	-	-	-	-	-
Adjusted segment operating income (loss)	(8,951)	(1,132)	-	(7,819)	1,069	-	1,069
Depreciation	3,545	347	-	3,198	3,536	-	3,536
Amortization	992	992	-	-	-	-	-
Adjusted Segment EBITDA	$ (4,414)	$ 207	$ -	$ (4,621)	$ 4,605	$ -	$ 4,605

Adjusted segment operating margin	-6.0%	-23.5%		-5.4%	0.6%		0.6%
Adjusted segment EBITDA margin	-3.0%	4.3%		-3.2%	2.7%		2.7%

Marketing & Events Group - International:
Revenue	$ 44,870	$ 5,183	$ (4,200)	$ 43,887	$ 64,199	$ 1,932	$ 62,267

Segment operating income (loss)	(5,751)	(1,255)	639	(5,135)	1,297	470	827
Integration costs	159	159	-	-	59	59	-
Adjusted segment operating income (loss)	(5,592)	(1,096)	639	(5,135)	1,356	529	827
Depreciation	1,396	474	(100)	1,022	1,271	84	1,187
Amortization	633	566	(4)	71	104	-	104
Adjusted Segment EBITDA	$ (3,563)	$ (56)	$ 535	$ (4,042)	$ 2,731	$ 613	$ 2,118

Adjusted segment operating margin	-12.5%	-21.1%	-15.2%	-11.7%	2.1%	27.4%	1.3%
Adjusted segment EBITDA margin	-7.9%	-1.1%	-12.7%	-9.2%	4.3%	31.7%	3.4%

Travel & Recreation Group:
Revenue	$ 67,083	$ -	$ (8,307)	$ 75,390	$ 73,140	$ -	$ 73,140

Segment operating income	29,361	-	(4,170)	33,531	30,648	-	30,648
Integration costs	-	-	-	-	-	-	-
Adjusted segment operating income	29,361	-	(4,170)	33,531	30,648	-	30,648
Depreciation	2,493	-	(338)	2,831	2,853	-	2,853
Amortization	77	-	(8)	85	86	-	86
Adjusted Segment EBITDA	$ 31,931	$ -	$ (4,516)	$ 36,447	$ 33,587	$ -	$ 33,587

Adjusted segment operating margin	43.8%		50.2%	44.5%	41.9%		41.9%
Adjusted segment EBITDA margin	47.6%		54.4%	48.3%	45.9%		45.9%

(A)	Acquisitions include onPeak (acquired October 2014) for M&E U.S., and Blitz (acquired September 2014) and N200 (acquired November 2014) for M&E International.

Note - Certain amounts above may not foot due to rounding.

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